Exhibit 4.9

SEABULK INTERNATIONAL, INC.

and

the Guarantors named herein

9 1/2% SENIOR NOTES DUE 2013

SUPPLEMENTAL INDENTURE
AND AMENDMENT—SUBSIDIARY GUARANTEE

DATED AS OF OCTOBER 3, 2003

WACHOVIA BANK, NATIONAL ASSOCIATION

Trustee

        This SUPPLEMENTAL INDENTURE, dated as of October 3, 2003, is among Seabulk International, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and Wachovia Bank, National Association, as Trustee.

RECITALS

        WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of August 5, 2003 (the "Indenture"), pursuant to which the Company has issued $150,000,000 in principal amount of 9 1/2% Senior Notes due 2013 (the "Notes"); and

        WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or Article 10 thereof, without the consent of the Holders of the Notes;

        WHEREAS, Seabulk Towing, Inc. was not an initial Guarantor and, pursuant to Section 4.13(b) of the Indenture, Seabulk Towing, Inc. is executing this Supplemental Indenture to provide for its Subsidiary Guarantee (as defined in the Indenture); and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE I

        Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

ARTICLE II

        From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE III

        Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

        Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SEABULK INTERNATIONAL, INC.
By:	/s/ ALAN R. TWAITS Name: Alan R. Twaits Title: Senior Vice President
GUARANTORS

LONE STAR MARINE SERVICES, INC.
SEABULK ARIZONA USA, INC.
SEABULK CHEMICAL CARRIERS, INC.
SEABULK MARINE INTERNATIONAL, INC.
SEABULK MARINE SERVICES, INC.
SEABULK OCEAN SYSTEMS CORPORATION
SEABULK OCEAN SYSTEMS HOLDINGS
        CORPORATION
SEABULK OFFSHORE ABU DHABI, INC.
SEABULK OFFSHORE DUBAI, INC.
SEABULK OFFSHORE INTERNATIONAL, INC.
SEABULK OFFSHORE OPERATORS, INC.
SEABULK OPERATORS, INC.
SEABULK TANKERS, INC.
SEABULK TOWING, INC.
SEABULK TOWING SERVICES, INC.
SEABULK TRANSMARINE II, INC.
SEABULK TRANSPORT, INC.
By:	/s/ ALAN R. TWAITS Name: Alan R. Twaits Title: Senior Vice President

SEABULK TANKERS, LTD.
By:	SEABULK TRANSPORT, INC., General Partner
By:	/s/ ALAN R. TWAITS Name: Alan R. Twaits Title: Senior Vice President
SEABULK AMERICA PARTNERSHIP, LTD. SEABULK OFFSHORE, LTD. SEABULK TRANSMARINE PARTNERSHIP, LTD.
By:	SEABULK TANKERS, LTD., General Partner
By:	SEABULK TRANSPORT, INC., General Partner
By:	/s/ALAN R. TWAITS Name: Alan R. Twaits Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as TRUSTEE
By:	/s/ TERENCE RAWLINS Name: Terence Rawlins Title: Vice President